As filed with the Securities and Exchange Commission on June 16, 2005
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Independence Community Bank Corp.	Delaware	11-3387931
(Exact name of registrant	(State or other jurisdiction	I.R.S. Employer
as specified in its charter)	of incorporation or organization)	Identification No.)

Alan H. Fishman President and Chief Executive Officer Independence Community Bank Corp.
195 Montague Street	195 Montague Street
Brooklyn, New York 11201	Brooklyn, New York 11201
(718) 722-5300	(718) 722-5300
(Address, including zip code, and telephone	(Name, address and telephone number, including
number, including area code, of registrants’	area code, of agent for service)
principal executive offices)
Copy to:
Philip R. Bevan, Esq.	Lee A. Meyerson, Esq.
Elias, Matz, Tiernan & Herrick L.L.P.	Simpson Thacher & Bartlett LLP
734 15th Street, N.W.	425 Lexington Avenue
Washington, D.C. 20005	New York, New York 10017
(202) 347-0300	(212) 457-2000
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered in connection with dividend or interest reinvestment plans, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the box.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
		Offering Price per	Aggregate Offering	Amount of
Titles in Each Class of Securities to be Registered	Amount to be Registered	Unit(1)	Price(1)(2)	Registration Fee

Senior Notes, Subordinated Notes and Junior Subordinated Debt Securities (collectively, “Debt Securities”) (3)(4)(5) Common Stock(6) Preferred Stock(6)(7) Depositary Shares(8) Warrants(4)(9) Stock Purchase Contracts(10) Stock Purchase Units(11) Units (12) and, together with the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contract and Stock Purchase Units (the “Securities”)(13)	$750,000,000	100%	$750,000,000	$88,275.00

(footnotes on next page)
     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

(continued from previous page)

(1)	Not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies, currency units or composite currencies. Securities registered hereby may be sold separately or together with other securities registered hereby.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o).

(3)	In the case of Debt Securities issued at an original issue discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above or, in the case of Debt Securities denominated in a currency other than U.S. dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such Debt Securities in U.S. dollars at the spot exchange rate in effect on the date such Debt Securities are initially offered to the public.

(4)	The Debt Securities to be offered hereunder or Debt Securities purchasable upon exercise of Warrants to purchase Debt Securities offered hereunder will consist of one or more series of Senior Notes or Subordinated Notes, or both, as more fully described herein.

(5)	Shares of Common Stock, Preferred Stock or Depositary Shares may be issuable upon the conversion of the Debt Securities registered hereby. No separate consideration will be received for such Common Stock, Preferred Stock or Depositary Shares.

(6)	Such indeterminate number of shares of Common Stock or Preferred Stock, as may be issued from time to time at indeterminate prices. An indeterminate number of shares of Common Stock or Preferred Stock may also be issued upon settlement of Stock Purchase Contracts or Stock Purchase Units.

(7)	Shares of Common Stock may be issuable upon the conversion of shares of Preferred Stock registered hereby. No separate consideration will be received for such shares of Common Stock.

(8)	An indeterminate number of Depositary Shares may also be issued upon settlement of Stock Purchase Contracts or Stock Purchase Units.

(9)	Warrants will represent rights to purchase Debt Securities, Common Stock or Preferred Stock registered hereby. Because the Warrants will provide a right only to purchase such Securities offered hereunder, no additional registration fee is required.

(10)	Subject to Note (13), there is registered hereunder an indeterminate number of Stock Purchase Contracts under which the holder, upon settlement, will purchase or sell an indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares. No separate consideration will be received for such Stock Purchase Contracts.

(11)	Subject to Note (13), there is registered hereunder an indeterminate number of Stock Purchase Units. Each Stock Purchase Unit consists of (a) one or more Stock Purchase Contracts, under which the holder, upon settlement will purchase or sell an indeterminate number of shares of Common Stock, Preferred Stock or Depositary Shares and (b) a beneficial interest in debt securities or debt obligations of third parties, including U.S. Treasury Securities. Each beneficial interest will be pledged to secure the obligation of such holder to purchase such shares of Common Stock, Preferred Stock or Depositary Shares. No separate consideration will be received for the Stock Purchase Contracts or the related beneficial interests.

(12)	Subject to Note (13), there is registered hereunder an indeterminate number of Units including securities registered hereunder that may be sold from time to time.

(13)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this registration statement exceed $750,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. If Debt Securities are issued at original issue discount, Registrant may issue such higher principal amount as may be sold for an initial public offering price of up to $750,000,000 (less the dollar amount of any securities previously issued hereunder), or the equivalent thereof in one or more foreign currencies, foreign currency units, or composite currencies. Any of the securities registered hereunder may be sold separately or as units with other securities registered hereunder.

EXPLANATORY NOTE
      This registration statement contains a form of prospectus that we intend to use to offer the following securities our debt securities (both senior and subordinated), preferred stock, depository shares, common stock, warrants, stock purchase contracts, stock purchase units and units.
      Each time we offer securities, we will provide you with this prospectus that contains a general description of the offering and a prospectus supplement that will contain specific information about the terms of that offering.
      The complete prospectus for the offering of our debt securities (both senior and subordinated), preferred stock, depositary shares, common stock, warrants, stock purchase contracts and stock purchase units follows immediately after this explanatory note.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 16, 2005
PROSPECTUS
$750,000,000
INDEPENDENCE COMMUNITY
BANK CORP.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units
Units
        We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

      The securities will be our equity securities or our unsecured obligations and will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Savings Association Insurance Fund or any other government agency.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
      This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.
The date of this prospectus is                     , 2005.

      You should rely only on the information incorporated by reference or provided in this prospectus. Neither we nor the underwriters have authorized anyone else to provide you with different information. Neither we nor the underwriters are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

TABLE OF CONTENTS
PROSPECTUS

i

ABOUT THIS PROSPECTUS
      This prospectus is part of a registration statement that we filed with the SEC using a shelf registration process. Under this shelf process, we may sell:

•	debt securities;

•	common stock;

•	preferred stock;

•	depositary shares representing fractional shares in preferred stock;

•	warrants;

•	stock purchase contracts and stock purchase units; and

•	units, comprised of two or more of any of the securities referred to above, in any combination.
      This prospectus provides you with a general description of the debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units. Each time we sell debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units, we will provide an applicable prospectus supplement that will contain specific information about the terms of that offering. The applicable prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
      The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”
      The words “Independence,” “we,” “our” and “us” refer to Independence Community Bank Corp. and its subsidiaries, unless otherwise stated. We have also defined terms in the glossary section at the back of this prospectus.
      Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.
WHERE YOU CAN FIND MORE INFORMATION
      We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities offered by this prospectus. The registration statement, including the accompanying exhibits included or incorporated by reference therein, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.
      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s web site at http://www.sec.gov. In addition, to the foregoing, we maintain a web site at www.myindependence.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our internet web site copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such document as soon as practicable after we electronically file such material with or furnish such documents to the SEC.
      The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Sections 13(a), 13(c),

14 or 15(d) of the Securities Exchange Act of 1934, until the termination of the offering of the securities offered hereby:

•	Annual Report on Form 10-K for the year ended December 31, 2004;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

•	Current Reports on Form 8-K filed on January 28, 2005, April 19, 2005, April 28, 2005, May 19, 2005 and May 27, 2005; and

•	The description of our common stock under the “Description of Independence’s Capital Stock” in the prospectus contained in our Registration Statement on Form S-4 (No. 333-111562 filed with the SEC on December 24, 2003).
      You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Independence Community Bank Corp.
195 Montague Street
Brooklyn, New York 11201
Attn: Investor Relations
(718) 722-5300
FORWARD-LOOKING STATEMENTS
      This prospectus, any accompanying prospectus supplement and the information incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “feels,” “anticipates,” “intends,” “plans,” “estimates,” “will,” “may” or similar expressions.
      Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference herein:

•	our investments in our businesses could require additional incremental spending, and might not produce expected deposit and loan growth and anticipated contributions to our earnings;

•	general economic or industry conditions could be less favorable than expected, resulting in a deterioration in credit quality, a change in the allowance for loan losses or a reduced demand for credit or fee-based products and services;

•	changes in the domestic interest rate environment could reduce net interest income and could increase credit losses;

•	the conditions of the securities markets could change, which could adversely affect, among other things, the value or credit quality of our assets, the availability and terms of funding necessary to meet our liquidity needs and our ability to originate loans;

•	changes in the extensive laws, regulations and policies governing thrift holding companies and their subsidiaries could alter our business environment or affect our operations; and

•	competitive pressures could intensify and affect our profitability, including as a result of continued industry consolidation, the increased availability of financial services from non-banks, or bank regulatory reform; and
      You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by Federal securities laws.

INDEPENDENCE COMMUNITY BANK CORP.
      Independence is a Delaware corporation and the parent savings and loan holding company of Independence Community Bank, which is a full-service, community-oriented financial institution headquartered in Brooklyn, New York. Independence Community Bank’s principal business is gathering deposits from customers within its market area and investing those deposits along with borrowed funds primarily in multi-family residential mortgage loans, commercial real estate and business loans, lines of credit to mortgage bankers, single-family residential loans, consumer loans, mortgage-related securities, investment securities and interest-bearing bank balances. Independence Community Bank also makes available other financial instruments, such as annuity products and mutual funds, through arrangements with a third party.
      Independence is a community-oriented financial institution providing financial services and loans for housing and commercial businesses within its market area. Independence has sought to set itself apart from its many competitors by tailoring its products and services to meet the diverse needs of its customers, by emphasizing customer service and convenience and by being actively involved in community affairs in the neighborhoods and communities it serves. In April 2004 Independence completed its merger with Staten Island Bancorp, Inc. and the merger of Staten Island Bancorp’s wholly owned subsidiary, SI Bank & Trust, with and into Independence Community Bank. The merger with Staten Island Bancorp added 35 branch offices. On Staten Island, Independence Community Bank conducts business as SI Bank & Trust, a division of Independence Community Bank. As of March 31, 2005, Independence Community Bank operated 122 banking offices located in the greater New York Metropolitan area, which includes the five boroughs of New York City, Nassau and Suffolk counties of New York and the northern New Jersey counties of Essex, Union, Bergen, Hudson and Middlesex. Independence operates 21 branch offices on Staten Island, 19 branch offices in the borough of Brooklyn, another 11 in the borough of Queens, 12 in Manhattan and seven more branches dispersed among the Bronx, Nassau and Suffolk counties of New York. Independence also operates 52 branches in the New Jersey counties of Bergen, Essex, Hudson, Middlesex, Monmouth, Ocean and Union. Independence also maintains one branch facility in Maryland as a result of the expansion of Independence’s commercial real estate lending activities to the Baltimore-Washington area as discussed below. Independence currently expects to expand its branch network through the opening of approximately seven branch locations during 2005. Independence opened two of the seven new offices in Manhattan and one in New Jersey during the first quarter of 2005. During the third quarter of 2003, Independence announced the expansion of its commercial real estate lending activities to the Baltimore-Washington and Boca Raton, Florida markets and maintains one branch facility in Maryland. During the third quarter of 2004, Independence continued the expansion of its commercial real estate activities to the Chicago market. Independence expects the loans to be generated in these areas to be referred primarily by Meridian Capital Group LLC, a New York mortgage brokerage firm in which Independence has a 35% minority investment, which already has an established presence in these market areas.
      Independence Community Bank’s deposits are insured by the Bank Insurance Fund and the Savings Association Insurance Fund administered by the Federal Deposit Insurance Corporation to the maximum extent permitted by law. Independence Community Bank is subject tot examination and regulation by the FDIC, which is Independence Community Bank’s primary federal regulator, and the New York State Banking Department, which is Independence Community Bank’s chartering authority and its primary state regulator. Independence Community Bank also is subject to certain reserve requirements established by the Board of Governors of the Federal Reserve System and is a member of the Federal Home Loan Bank of New York, which is one of the 12 regional banks comprising the Federal Home Loan Bank system. Independence is subject to the examination and regulation of the Office of Thrift Supervision as a registered savings and loan holding company.
      We are a Delaware corporation which is subject to extensive regulation and supervision under federal and state banking laws. For additional information in this regard, see “Supervision and Regulation,” commencing on page 7.
      Our executive offices are located at 195 Montague Street, Brooklyn, New York 11201 and our telephone number is (718) 722-5300.

      Additional information about us and our subsidiaries can be obtained from the documents incorporated by reference herein. See “Where You Can Find More Information,” commencing on page      .
USE OF PROCEEDS
      Unless otherwise specified in an applicable prospectus supplement, we will use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, including working capital, capital expenditures, investments in or advances to existing or future indebtedness, financing possible acquisitions of branches or other financial institutions or financial service companies, repayment of maturing obligations, replacement of outstanding indebtedness and repurchase of outstanding stock. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.
      The applicable prospectus supplement provides more details on the use of proceeds of any specific offering.
RATIOS OF EARNINGS TO FIXED CHARGES
      The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown. For purposes of computing the ratios, earnings represent income before income taxes and change in accounting principle, plus fixed charges. Fixed charges include all interest expense and the proportion deemed representative of the interest factor of rent expense. These ratios are presented both including and excluding interest on deposits.

	Three Months	Year Ended December 31,
Ended March 31,
	2005	2004	2003	2002	2001	2000

Ratio of earnings to fixed charges:
Including interest on deposits	2.28x	2.45x	2.39x	2.07x	1.58x	1.42x
Excluding interest on deposits	3.08x	3.15x	3.16x	2.99x	2.62x	2.30x
      Currently, we have no shares of preferred stock outstanding and have not paid any dividends on preferred stock in the periods presented. Therefore, the ratio of earnings to combined fixed charges and preferred stock dividends is not different from the ratio of earnings to fixed charges. In addition, for purposes of the calculation of fixed charges, 46.2% of rent expense is included. Such factor was used because it was deemed to be representative of the interest factor.
SUPERVISION AND REGULATION
      Our principal subsidiary, Independence Community Bank, is a New York-chartered savings bank and is subject to regulation and supervision by the New York Banking Department, its chartering agency, and by the Federal Deposit Insurance Corporation. As the holding company for Independence Community Bank, we are a savings and loan holding company under the Home Owners Loan Act subject to regulation and supervision by the Office of Thrift Supervision instead of being subject to regulation as a bank holding company under the Bank Holding Company Act of 1956 because Independence Community Bank made an election under Section 10(l) of Home Owners’ Loan Act to be treated as a “savings association” for purposes of Section 10(e) of Home Owners’ Loan Act.
      Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities and common and preferred stock we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.
      In addition, dividends, loans and advances from Independence Community Bank are restricted by federal and state statutes and regulations which limit the amount that can be distributed without prior regulatory approval. The Federal Deposit Insurance Corporation, the Office of Thrift Supervision and the New York Banking Department also have the authority to limit further Independence Community Bank’s payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank or for reasons of safety and soundness.

      In addition, there are various statutory and regulatory limitations on the extent to which Independence Community Bank can finance us or otherwise transfer funds or assets to us or to our non-banking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases. These extensions of credit and other transactions involving Independence Community Bank and us or a non-banking subsidiary of ours are limited in amount to 10% of Independence Community Bank’s capital and surplus and, with respect to us and all our non-banking subsidiaries, to a aggregate of 20% of Independence Community Bank’s capital and surplus. Furthermore, loans and extensions of credit are required to be secured in specified amounts and are required to be on terms and conditions consistent with safe and sound banking practices.
      For a discussion of the material elements of the regulatory framework applicable to savings and loan holding companies and their subsidiaries, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2004, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the deposit insurance funds that insure deposits of banks, rather than for the protection of security holders. A change in the statues, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.
      Changes to the laws and regulations can affect the operating environment of savings and loan holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if those changes occur, the ultimate effect they would have upon our or our subsidiaries’ financial conditions or results of operations.
DESCRIPTION OF DEBT SECURITIES
      This section describes the general terms and provisions of the debt securities that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of debt securities offered under that applicable prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.
      The senior debt securities and the subordinated debt securities will be issued under indentures to be entered into between us and the indenture trustee. The indentures will be qualified under the Trust Indenture Act. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part.
      This section summarizes the material terms and provisions of the indentures and the debt securities. Because this is only a summary, it does not contain all the details found in the full text of the indentures and the debt securities. If you would like additional information, you should read the forms of indentures and the forms of debt securities.
General
      We can issue the debt securities from time to time in one or more series. Our board of directors will determine by a resolution, the terms of each series of debt securities as provided in an officers’ certificate or a supplemental indenture. The applicable prospectus supplement will describe the specific terms of the debt securities offered. In addition, we will have the right to “reopen” a previous issue of a series of debt securities by issuing additional debt securities of such series.
      Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities offered in this prospectus, to participate in the assets of any subsidiary during its liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, unless we are ourselves a creditor with recognized claims against the subsidiary. Any capital loans that we make to our bank subsidiary would be subordinate in right of payment to deposits and to other indebtedness of the subsidiary. Claims from creditors (other than us), on the subsidiaries, may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings.
      The indentures will not limit the aggregate principal amount of debt securities that we may issue under them, nor the amount of other debt that we may issue.

      The debt securities will be unsecured and those issued under the senior indenture will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated notes will be subordinated as described under the section “Subordination of Subordinated Notes.”
      Unless the applicable prospectus supplement indicates otherwise, we will issue the debt securities of any series only in denominations of $1,000 or multiples of $1,000. We may issue these debt securities in the form of one or more global securities, as described below under the section “Global Securities.”
      There will be no service charge for any transfer or exchange of the debt securities but we may require you to pay a sum sufficient to cover any tax or other governmental charge due in connection with a transfer or exchange of the debt securities, and we may require you to furnish appropriate endorsements and transfer documents.
      We may issue debt securities as original issue discount securities to be sold at a substantial discount below their principal amount. If a debt security is an original issue discount security, that means that an amount less than the principal amount of the debt security will be due and payable if there is a declaration of acceleration of the maturity of the debt security under the indentures. The applicable prospectus supplement will describe the U.S. federal income tax consequences and other special factors applicable to any debt securities which should be considered before purchasing any original issue discount securities.
      Unless the applicable prospectus supplement indicates otherwise, we will pay the principal of and any premium and interest on the debt securities, and you can register the transfer of the debt securities at the principal corporate trust office of the applicable trustee. In addition, unless the applicable prospectus supplement indicates otherwise, we have the option to pay interest by check mailed to registered holders of the debt securities at their registered addresses.
      The applicable prospectus supplement will describe the terms of the offered debt securities, including some or all of the following:

•	the title of the offered debt securities;

•	whether the offered debt securities are senior or subordinated;

•	any limit on the aggregate principal amount of the offered debt securities;

•	the price(s) (expressed as a percentage of the aggregate principal amount) at which the offered debt securities will be issued;

•	the date(s) on which the offered debt securities will mature and any rights of extension;

•	the annual rate(s), if any (which may be fixed or variable), at which the offered debt securities will bear interest, if any, or the formula by which this rate(s) will be determined, and the date from which this interest will accrue;

•	the dates on which the interest on the offered debt securities will be payable and the regular related record dates;

•	any mandatory or optional sinking fund or analogous provisions;

•	the period(s), if any, within which and the price(s) at which the offered debt securities may be redeemed, under any redemption provisions, at our or your option, and other detailed terms of the optional redemption provision;

•	the currency, including euro, for the payment of principal and any premium and interest payable on the offered debt securities, if other than in United States dollars;

•	the place(s) where the principal and any premium and interest on the offered debt securities will be payable;

•	any conversion or exchange provisions applicable to the debt securities;

•	any other event(s) of default related to the offered debt securities in addition to or in lieu of those described under the section “events of default;”

•	the denominations in which any offered debt securities will be issuable, if other than denominations of $1,000 or any amount in excess of it which is an integral multiple of $1,000;

•	whether we may issue debt securities in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for these global securities and the circumstances under which you may exchange these global securities for securities registered in the name of a person other than the depositary or its nominee, and transferred to a person other than the depositary or its nominee; and

•	any other terms of the offered debt securities consistent with the provisions of the indentures.

      The terms on which any offered debt securities may be convertible into or exchangeable for other securities of Independence or another party will be set forth in the prospectus supplement relating to those offered debt securities. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. The terms may include provisions under which the number of other securities to be received by the holders of a series of debt securities may be adjusted.
Global Securities
      We can issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, the Depository Trust Company. Unless the applicable prospectus supplement indicates otherwise, we will issue these global securities in registered form. The applicable prospectus supplement will describe the specific terms of the depositary arrangements relating to a series of debt securities.
Subordination of Subordinated Debt Securities
      The payment of the principal of (or premium, if any) or interest on the subordinated debt securities will be subordinate in right of payment to the prior payment in full of all of our senior indebtedness. In some cases of insolvency, payment of principal of (or premium, if any) and interest on the subordinated debt securities will also be subordinated in right of payment to the prior payment in full of all general obligations. A holder of subordinated debt securities cannot receive payment on the subordinated debt securities unless all amounts of principal of, any premium, and interest due on all of our senior indebtedness have been paid in full or duly provided for and, at the time of this payment or immediately after this payment is effective:

•	no event of default exists permitting the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness; or

•	no event exists which, with notice or lapse of time or both, would become an event of default.
      If our assets are paid or distributed in connection with a dissolution, winding-up, liquidation or reorganization, the holders of our senior indebtedness will be entitled to receive payment in full of principal, and any premium and interest under the terms of the senior indebtedness before any payment is made on the subordinated debt securities. If, after giving effect to the subordination provisions in favor of the holders of the senior indebtedness, any amount of cash, property or securities remains, and if, at that time, creditors of general obligations have not received full payment on all amounts due or to become due on these general obligations, this excess will first be applied to pay in full all general obligations, before paying or distributing on the subordinated debt securities.
      The subordinated indenture defines “senior indebtedness” as the principal of (or premium, if any) and interest on:

•	all of our indebtedness for money borrowed, whether outstanding on the date of execution of the subordinated indenture, or created, assumed or incurred after that date (including any senior debt securities under the senior indenture). Indebtedness does not include indebtedness that is expressly stated to rank junior or equal in right of payment to the subordinated debt securities;

•	any deferrals, renewals or extensions of senior indebtedness.
      The subordinated indenture defines “general obligations” to mean all of our obligations to make payment pursuant to the terms of financial instruments, such as:

•	securities contracts and foreign currency exchange contracts;

•	derivative instruments, such as swap agreements (including interest rate and currency and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange agreements, options, commodity futures contracts and commodity options contracts; and

•	in the case of the instruments described above, similar financial instruments other than obligations on account of senior indebtedness and obligations on account of indebtedness for money borrowed ranking equal or subordinate to the subordinated debt securities.
      The term “claim” when used in the previous definition has the meaning stated in section 101(5) of the Bankruptcy Code.
      The term “indebtedness” for money borrowed means any obligation of ours or any obligation guaranteed by us to repay money borrowed, whether or not evidenced by bonds, debt securities, notes or other written instruments, and any deferred obligation to pay the purchase price of property or assets.
      Due to the subordination described above, if we experience bankruptcy, insolvency or reorganization, the holders of senior indebtedness can receive more, ratably, and holders of the subordinated debt securities can receive less, ratably, than our creditors who are not holders of senior indebtedness or of the subordinated debt securities. This subordination will not prevent any event of default on the subordinated debt securities from occurring. Unless the applicable prospectus supplement(s) indicates otherwise, the subordinated indenture does not provide any right to accelerate the payment of the principal of the subordinated debt securities if payment of the principal or interest, or performance of any agreement in the subordinated debt securities or subordinated indenture is in default. See “Events of Default” below.
      The subordination provisions of the subordinated indenture described in this prospectus are included for the benefit of holders of senior indebtedness and are not intended for creditors of general obligations. The trustee and we can amend the subordinated indenture to reduce or eliminate the rights of creditors of general obligations without their consent or the consent of the holders of subordinated debt securities.
Restrictive Covenants
      Subject to the provisions described under the section “Consolidation, Merger and Sale of Assets,” the senior indenture prohibits:

•	the issue, sale or other disposition of shares of or securities convertible into, or options, warrants or rights to subscribe for or purchase shares of, voting stock of a principal subsidiary bank;

•	the merger or consolidation of a principal subsidiary bank with or into any other corporation; or

•	the sale or other disposition of all or substantially all of the assets of a principal subsidiary bank if, after giving effect to the transaction and issuing the maximum number of shares of voting stock that can be issued after the conversion or exercise of the convertible securities, options, warrants or rights, we would own, directly or indirectly, 80% or less of the shares of voting stock of the principal subsidiary bank or of the successor bank which acquires the assets.

      In the senior indenture, we also agreed that we will not, and will not permit any subsidiaries to, create, assume, incur or cause to exist any pledge, encumbrance or lien, as security for indebtedness for money borrowed on:

•	any shares of or securities convertible into voting stock of a principal subsidiary bank (or any subsidiary that owns the voting stock of a principal subsidiary bank) that we own directly or indirectly; or

•	options, warrants or rights to subscribe for or purchase shares of, voting stock of a principal subsidiary bank that we own directly or indirectly, without providing that the senior debt securities of all series will be equally secured if, after treating the pledge, encumbrance or lien as a transfer to the secured party, and after giving effect to the issuance of the maximum number of shares of voting stock issuable after conversion or exercise of the convertible securities, options, warrants or rights, we would own, directly or indirectly 80% or less of the shares of voting stock of the principal subsidiary bank.
      The indentures define the term principal subsidiary bank as Independence Community Bank or any successor.
      Unless the applicable prospectus supplement indicates otherwise, the subordinated indenture does not contain either of the restrictive covenants stated above, nor does it contain any other provision which restricts us from:

•	incurring or becoming liable on any secured or unsecured senior indebtedness or general obligations; or

•	paying dividends or making other distributions on our capital stock; or

•	purchasing or redeeming our capital stock; or

•	creating any liens on our property for any purpose.
      Unless the applicable prospectus supplement indicates otherwise, neither indenture contains covenants specifically designed to protect holders from a highly leveraged transaction in which we are involved.
Events of Default
      Unless otherwise provided in any supplemental indenture or officers’ certificate relating to a specific series of debt securities, the only events defined in the senior indenture as events of default for any series of senior debt securities, are:

•	our failure to pay any interest on any senior debt securities of a series when due, which failure continues for 30 days;

•	our failure to pay any principal of or premium on any senior debt securities of a series when due;

•	our failure to make any sinking fund payment, when due, for any senior debt securities of a series;

•	our failure to perform any other covenant in the senior indenture (other than a covenant included in the senior indenture solely for the benefit of a series of senior debt securities other than that series), which failure continues for 60 days after written notice;

•	default in the payment of indebtedness for money borrowed under any indenture or instrument under which we have or a principal subsidiary bank has outstanding indebtedness in an amount in excess of $5,000,000 which has become due and has not been paid, or whose maturity has been accelerated and the default has not been cured or acceleration annulled within 60 days after written notice;

•	specified events of bankruptcy, insolvency or reorganization which involve us;

•	specified events involving the receivership, conservatorship or liquidation of a principal subsidiary bank; and

•	any other event of default related to the senior debt securities of that series.
      Unless otherwise provided, the only events defined in the subordinated indenture as events of default for any series of subordinated debt securities are:

•	specified events of bankruptcy, insolvency or reorganization that involve us;

•	specified events involving the receivership, conservatorship or liquidation of a principal subsidiary bank; and

•	any other event of default provided for the subordinated debt securities of that series.
      If an event of default occurs and is continuing on any series of debt securities outstanding under either indenture, then either the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount (or, if any of the debt securities of that series are original issue discount debt securities, the lesser portion of the principal amount of those debt securities) of all of the debt securities of that series to be due and payable immediately, by notice as provided in the applicable indenture. No such declaration is required upon specified events of bankruptcy, insolvency or reorganization that involve us or a principal subsidiary bank. At any time after a declaration of acceleration has been made on the debt securities of any series, but before the applicable trustee has obtained a judgment for payment, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under some circumstances, rescind and annul this acceleration.
      Subject to provisions in each indenture relating to the duties of the trustee during a default, no trustee will be under any obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of any series of debt securities then outstanding under that indenture, unless the holders offer to the trustee reasonable indemnity. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or exercising any trust or power conferred on the trustee.
      We must furnish to each trustee, annually, a statement regarding our performance of our obligations under the applicable indenture and any default in our performance.
Modification and Waiver
      Except as otherwise specifically provided in the applicable indenture, modifications and amendments of an indenture generally will be permitted only with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification or amendment. However, none of the following modifications are effective against any holder without the consent of the holders of each outstanding debt security affected by the modification or amendment:

•	changing the stated maturity of the principal of or any installment of principal or interest on any debt security;

•	reducing the principal amount of, or premium or interest on any debt security;

•	reducing the amount of principal of an original issue discount debt security that would be due and payable at declaration of acceleration of its maturity;

•	changing the coin or currency in which, any principal of, or premium or interest on, any debt security is payable;

•	impairing the right to take legal action to enforce any payment of or related to any debt security;

•	reducing the percentage in principal amount of outstanding debt securities of any series required to modify, amend, or waive compliance with some provisions of the indenture or to waive some defaults;

•	modifying the subordination provisions of the subordinated indenture in a manner adverse to the holders (with respect to subordinated debt securities); or

•	modifying any of the above provisions.
      Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	to evidence the succession of another person to us;

•	to add to our covenants for the benefit of the holders of all or any series of securities;

•	to add additional events of default;

•	to add or change any provisions of the indentures to facilitate the issuance of bearer securities;

•	to change or eliminate any of the provisions of the applicable indenture, so long as any such change or elimination will become effective only when there is no outstanding security of any series which is entitled to the benefit of that provision or only be effective with respect to any series of any securities created subsequent to execution of such supplemental indenture;

•	to establish the form or terms of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor indenture trustee;

•	to cure any ambiguity, to correct or supplement any provision in the applicable indenture, or to make any other provisions with respect to matters or questions rising under that indenture so long as the interests of holder of debt securities of any series are not adversely affected in any material respect under that indenture; or

•	to secure the debt securities.
      The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series can waive, as far as that series is concerned, our compliance with some restrictive provisions of the applicable indenture.
      The holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series may waive any past default under the applicable indenture, except:

•	a default in the payment of principal of, or premium, or interest on any senior debt security; or

•	a default in a covenant or provision of the applicable indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected.
      Each indenture provides that, in determining whether holders of the requisite principal amount of the outstanding debt securities have given any request, demand, authorization, direction, notice, consent or waiver, or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount debt security considered to be outstanding will be the amount of the principal of that original issue discount debt security that would be due and payable as of the date that the principal is determined at declaration of acceleration of the maturity of that original issue discount debt security; and

•	the principal amount of a debt security denominated in a foreign currency or currency unit that is deemed to be outstanding will be the U.S. dollar equivalent, determined on the date of original issuance for that debt security, of the principal amount (or, in the case of an original issue discount debt security, the U.S. dollar equivalent, determined on the date of original issuance for that debt security, of the amount determined as provided in the bullet point above).
Consolidation, Merger and Sale of Assets
      Without the consent of the holders of any outstanding debt securities, we cannot consolidate with or merge into another corporation or convey, transfer or lease substantially all of our properties and our assets, to a corporation or other entity organized or validly existing under the laws of any domestic jurisdiction unless:

•	the successor entity assumes our obligations on the debt securities and under the indentures;

•	immediately after the transaction, we would not be in default under the indentures and no event which, after notice or the lapse of time, would become an event of default under the indentures, shall have occurred and be continuing; and

•	other conditions are met.

Defeasance
      Unless otherwise indicated in the applicable prospectus supplement, under the terms of the indentures, we may terminate or “defease” our obligations with respect to the debt securities of any series by taking the following steps:

•	depositing irrevocably with the trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the debt securities:

•	in the case of debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations.

•	in the case of debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	a combination of money and U.S. government obligations or foreign government obligations, as applicable;

•	delivering:

•	an opinion of independent counsel (which opinion must refer to and be based upon a ruling received by us from the Internal Revenue Service or published as a revenue ruling upon a change in applicable federal income tax law) that the holder of the debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	if the debt securities of that series are then listed on a national or regional securities exchange in the United States, an opinion of counsel that those debt securities will not be delisted as a result of the exercise of this defeasance options.

•	an opinion of counsel as to certain other matters;

•	officers’ certificates certifying compliance with the applicable indenture and other matters; and

•	paying all amounts due under the indenture.
      Further, the defeasance cannot cause an event of default under the indenture or any other agreement or instrument and no default under the indenture related to such debt or any such other agreement or instrument can exist at the time the defeasance occurs.
DESCRIPTION OF COMMON STOCK
General
      Independence is authorized to issue up to 250,000,000 shares of common stock, par value $.01 per share. As of March 31, 2005, there were 84,493,166 shares of Independence common stock issued and outstanding. Our common stock is listed on the Nasdaq National Market under the symbol “ICBC.”
Voting and Other Rights
      Each share of our common stock is entitled to one vote per share, and, in general, a majority of votes cast with respect to a matter will be sufficient to authorize action upon routine matters. Directors are elected by a plurality of the votes cast, and stockholders do not have the right to cumulate their votes in the election of directors. For that reason, holders of a majority of the shares of common stock of Independence entitled to vote in any election of directors may elect all of the directors standing for election. In general, however, a merger or dissolution of Independence, or the sale of all or substantially all of its assets, must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding voting shares and the affirmative vote of the holders of a majority of the outstanding shares of each class entitled to vote on the matter as a class.
No Preemptive or Conversion Rights
      Holders of our common stock are not entitled to any preemptive rights, redemption privileges, sinking fund privileges or conversion rights.

Fully Paid and Nonassessable
      When we issue shares of our common stock, the shares will be fully paid and nonassessable, meaning, the full purchase price of the shares will have been paid and the holders of the shares will not be assessed any additional monies for the shares.
Assets Upon Dissolution
      In the event of liquidation, holders of Independence common stock would be entitled to receive proportionately any assets legally available for distribution to our stockholders with respect to shares held by them, subject to any prior rights of any preferred stock of Independence then outstanding.
Distributions
      Holders of our common stock are entitled to receive the dividends or distributions that our board of directors may declare out of funds legally available for these payments. The payment of distributions by us is subject to the restrictions of Delaware law applicable to the declaration of distributions by a corporation. Except as otherwise provided under Delaware law, a corporation generally may declare and pay a dividend in cash or property in an amount not to exceed the excess of net assets thereof (the amount by which total assets exceed total liabilities over statutory capital, or if there is not any excess, its net profits for the current and/or immediately preceding fiscal year). The payment of distributions to holders of common stock would be subject to any prior rights of outstanding preferred stock.
      As a savings and loan holding company, our ability to pay distributions is affected by the ability of Independence Community Bank, our only bank subsidiary, to pay dividends. The ability of our bank subsidiary, as well as us, to pay dividends in the future currently is, and could be further, influenced by bank regulatory requirements and capital guidelines.
Restrictions on Ownership
      The Home Owners Loan Association provides that no company may acquire “control” of a savings and loan holding company without the prior approval of the Office of Thrift Supervision. Any company (that is not already a bank holding company) that acquires such control becomes a savings and loan holding company subject to registration, examination and regulation by the Office of Thrift Supervision. Pursuant to federal regulations, control of a savings and loan holding company is conclusively deemed to have been acquired by, among other things, the acquisition of more than 25% of any class of voting stock of the institution or the ability to control the election of a majority of the directors of an institution. In addition, any existing bank holding company would require the prior approval of the Federal Reserve Board before acquiring 5% or more of the voting stock of Independence. Likewise, any savings and loan holding company would require the prior approval of the Office of Thrift Supervision before acquiring 5% or more of the voting stock of Independence. In addition, the Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a savings and loan holding company unless the Office of Thrift Supervision has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Office of Thrift Supervision, the acquisition of 10% or more of a class of voting stock of a savings and loan holding company with a class of securities registered under Section 12 of the Exchange Act, such as Independence, would, under the circumstances set forth in the presumption, constitute acquisition of control of the savings and loan holding company.
Independence Dividend Reinvestment and Common Stock Purchase Plan
      Pursuant to our Dividend Reinvestment and Purchase Plan, or “DRIP,” we provide eligible stockholders with a method of investing cash dividends and optional cash payments at 100% of the then current market price (as determined in accordance with the DRIP) in additional shares of our common stock without payment of any brokerage commission or service charge. The DRIP includes some dollar limitations on participation. Stockholders who are eligible to elect dividend reinvestment may choose to participate in the DRIP with respect to some of their shares and not to participate with respect to others. If stockholders choose not to participate in the DRIP with respect to some or all of their shares, any dividends payable on those shares will be paid in cash and will not be reinvested in our common stock.

Certain Anti-takeover Provisions
      Certain provisions of our certificate of incorporation and bylaws, as well as certain provisions in Delaware law, assist us in maintaining our status as an independent publicly-owned corporation. Provisions in Independence’s certificate of incorporation and bylaws provide, among other things, (i) that the board of directors of Independence shall be divided into three classes; (ii) that special meetings of stockholders may only be called by the board of directors of Independence; (iii) that stockholders generally must provide Independence advance notice of stockholder proposals and nominations for director and provide certain specified related information; (iv) noncumulative voting for the election of directors; (v) that no person may acquire more than 10% of the issued and outstanding shares of any class of equity security of Independence; (vi) the authority to issue shares of authorized but unissued common stock and preferred stock and to establish the terms of any one or more series of preferred stock, including voting rights (which may be waived by the board of directors under certain circumstances) and (vii) supermajority voting requirements with respect to certain business transactions involving Independence. Provisions under Delaware law applicable to Independence provide, among other things, that Independence may not engage in a business combination with an “interested shareholder” (generally a holder of 15% of a corporation’s voting stock) during the three-year period after the interested shareholder became such except under certain specified circumstances.
Transfer Agent
      The transfer agent for the common stock is American Stock Transfer and Trust Company.
DESCRIPTION OF PREFERRED STOCK
      This section describes the general terms and provisions of the preferred stock offered by this prospectus, other than pricing and related terms disclosed for a particular issuance in an applicable prospectus supplement. You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our amended certificate of incorporation and the certificate of designation with respect to shares relating to each particular series of preferred stock, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. The prospectus supplement also will state whether any of the terms summarized below do not apply to the series of preferred stock being offered.
General
      Our amended certificate of incorporation provide that our board of directors can issue, without stockholder action, a maximum of 25,000,000 shares of preferred stock, of which no shares were outstanding at March 31, 2005. This amount includes shares issued or reserved for issuance, in one or more series and with those terms, times and consideration as the board of directors determines. Our board of directors can determine the following:

•	the number of shares and their designation or title;

•	the voting rights, if any, of the preferred stock being offered;

•	rights as to dividends;

•	whether and on what terms the shares are redeemable;

•	the rights of holders on our dissolution, or distribution of our assets;

•	whether and on what terms the shares shall have a purchase, retirement or sinking fund;

•	whether and on what terms the shares are convertible; and

•	any other powers, preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions of the series.
      Prior to the issuance of any series of preferred stock, our board of directors will adopt resolutions creating and designating the series as a series of preferred stock and the resolutions will be filed in a statement with respect to shares as an amendment to our certificate of incorporation.
      The preferred stock will have the dividend, liquidation, redemption and voting rights stated in this section unless the applicable prospectus supplement indicates otherwise. You should read the applicable prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the title, stated value and liquidation preferences of the preferred stock and the number of shares offered;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;

•	any redemption or sinking fund provisions;

•	whether we have elected to offer depositary shares as described under the section “Description of Depositary Shares;” and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.
      When we issue shares of preferred stock, the series will be fully paid and nonassessable, meaning, the full purchase price of the outstanding shares of preferred stock will have been paid and the holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities. In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.
      The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.
Dividends
      The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by the board of directors or a duly authorized committee of the board of directors, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by our board of directors or authorized committee. Unless the applicable prospectus supplement indicates otherwise, dividends on any series of preferred stock will be cumulative.
      Our board of directors will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money was set aside for payment).
      Until dividends are paid in full or declared and set aside for payment on any series of preferred stock and ranking equal with the preferred stock as to dividends:

•	we will declare all dividends pro rata among the preferred stock of each series, so that the amount of dividends declared per share on each series will have the same relationship to each other that accrued dividends per share on each series of preferred stock and other preferred stock bear to each other;

•	other than the pro rata dividends, we will not declare or pay or set aside for payment dividends, or declare or make any other distribution on any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or at liquidation (except dividends or distributions paid for in shares of, or options, warrants or rights to subscribe or purchase shares of securities ranking junior to or equal with the preferred stock as to dividends and at liquidation); and

•	we will not redeem, purchase or otherwise acquire for any consideration (or any monies be paid to or set aside in a sinking fund) any securities ranking junior to or equal with the preferred stock as to dividends or at liquidation (except by conversion into or exchange for our stock which ranks junior to the preferred stock as to dividends and at liquidation).

      We will not pay interest, or money in lieu of interest, for any dividend payment(s) on any series of the preferred stock that are in arrears.
Voting Rights
      The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the statement with respect to shares establishing such series; or

•	as required by applicable law.
      Under regulations of the Office of Thrift Supervision, if the holders of any series of preferred stock become entitled to vote for the election of directors, that series may then be considered a class of voting securities. A holder of 25% or more of a series may then be subject to regulation as a savings and loan holding company under the Home Owners Loan Act or a bank holding company under the Bank Holding Company Act depending on the nature of the acquiror. In addition, at the time that the series are deemed a class of voting securities, any bank holding company may be required to obtain the prior approval of the Federal Reserve Board in order to acquire 5% or more of that series, any savings and loan holding company may be required to obtain the prior approval if the Office of Thrift Supervision in order to acquire 5% or more of that series and any person other than a savings and loan or a bank holding company may be required to obtain the prior approval of the Office of Thrift Supervision to acquire 10% or more of that series.
Redemption
      A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.
      If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date. The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property. If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.
      If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that our board of directors decides is equitable.
      Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.
Conversion and Exchange
      If any series of offered preferred stock is convertible into or exchangeable for any other class or series of our capital stock, the applicable prospectus supplement relating to that series will include the terms and conditions governing the conversions and exchanges.
Rights at Liquidation
      If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances, will be entitled to receive out of our assets that are available for distribution to stockholders:

•	liquidation distributions in the amount stated in the applicable prospectus supplement; and

•	all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of common stock or of any securities ranking junior to the series of preferred stock.
      Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.
      If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.
DESCRIPTION OF DEPOSITARY SHARES
      This section describes the general terms and provisions of the depositary shares offered by this prospectus. The applicable prospectus supplement will describe the specific terms of any issuance of depositary shares. You should read the particular terms of any depositary shares we offer in any prospectus supplement, together with the more detailed form of depositary agreement, including the form of depositary receipt, relating thereto, which will be filed as an exhibit to a document incorporated by reference in the registration statement of which this prospectus forms a part. The prospectus supplement also will state whether any of the terms summarized below do not apply to the depository shares being offered.
General
      We may offer fractional, rather than full shares of preferred stock. If we exercise this option, we will provide for the issuance by a depositary to the public of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be stated in the applicable prospectus supplement relating to a particular series of the preferred stock) in a share of a particular series of the preferred stock.
      We will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and a bank or trust company selected by us, known as a Depositary, having its principal office in the United States, and having a combined capital and surplus of at least $50 million. The applicable prospectus supplement will provide the name and address of the Depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will have a fractional interest in all the rights and preferences of the preferred stock underlying the depositary share. These rights include any dividend, voting, redemption, conversion and liquidation rights.
      While the final depositary receipts are being prepared, we may order the Depositary, in writing, to issue temporary depositary receipts substantially identical to the final depositary receipts although not in final form. This will entitle the holders to all the rights relating to the final depositary receipts. Final depositary receipts will be prepared without unreasonable delay, and the holders of the temporary depositary receipts can exchange them for the final depositary receipts at our expense.
Withdrawal of Preferred Stock
      If you surrender depositary receipts at the principal corporate trust office of the Depositary (unless the related depositary shares have previously been called for redemption), you are entitled to receive at that office, should you so request, the number of shares of preferred stock and any money or other property represented by the depositary shares. We will not issue partial shares of preferred stock. If you deliver a number of depositary receipts evidencing a number of depositary shares that represent more than a whole number of depositary shares of preferred stock to be withdrawn, the Depositary will issue you a new depositary receipt evidencing the excess number of depositary shares at the same time that the preferred stock is withdrawn. Holders of preferred stock will no longer be entitled to deposit these shares under the deposit agreement or to receive depositary shares in exchange for those withdrawn shares of preferred stock. We cannot assure you that a market will exist for the withdrawn preferred stock.
Dividends and Other Distributions
      The Depositary will distribute all cash dividends or other cash distributions received for the preferred stock (less any taxes required to be withheld) to the record holders of depositary shares representing the preferred stock in proportion to the number of depositary shares that the holders own on the relevant record date. The Depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. The balance not distributed will be added to and treated as part of the next sum that the Depositary receives for distribution to record holders of depositary shares.
      If there is a distribution other than in cash, the Depositary will distribute property to the record holders of depositary shares that are entitled to it, unless the Depositary determines that it is not feasible to make this distribution. If this occurs, the Depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.
      The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights that we offer to holders of the preferred stock will be made available to holders of depositary shares.
Conversion and Exchange
      Unless the applicable prospectus supplement indicates otherwise, the series of preferred stock underlying the depositary shares will not be convertible or exchangeable into any other class or series of our capital stock.
Redemption of Deposited Preferred Stock
      If a series of preferred stock underlying the depositary shares is subject to redemption, we will redeem the depositary shares from the redemption proceeds received by the Depositary, in whole or in part, on the series of preferred stock held by the Depositary. The redemption price per depositary share will bear the same relationship to the redemption price per share of preferred stock that the depositary share bears to the underlying preferred stock. When we redeem preferred stock held by the Depositary, the Depositary will redeem as of the same redemption date, the number of depositary shares representing the preferred stock redeemed. If less than all the depositary shares are to be redeemed, the redemption will be made in a manner that our board of directors decides is equitable.
      From and after the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders of depositary shares will cease, except the right to receive money or property that the holders of the depositary shares were entitled to receive on redemption. The payments will be made when holders surrender their depositary receipts to the Depositary.
Voting of Deposited Preferred Stock
      Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the Depositary will mail the information contained in the notice to the record holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the preferred stock) will be entitled to instruct the Depositary on how the preferred stock underlying the holder’s depositary shares should be voted. The Depositary will try, if practicable, to vote the number of shares of preferred stock underlying the depositary shares according to the instructions received, and we will take all action that the Depositary may consider necessary to enable the Depositary to do so. The Depositary will not vote any preferred stock if it does not receive specific instructions from the holders of depositary shares relating to the preferred stock.
Taxation
      Owners of depositary shares will be treated for U.S. federal income tax purposes as if they were owners of the preferred stock represented by the depositary shares. Accordingly, for U.S. federal income tax purposes, they will have the income and deductions to which they would have been entitled if they were holders of the preferred stock. In addition:

•	no gain or loss will be recognized for federal income tax purposes when preferred stock is withdrawn in exchange for depositary shares as provided in the deposit agreement;

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, at the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

•	the holding period for the preferred stock in the hands of an exchanging owner of depositary shares who held the depositary shares as a capital asset at the time of the exchange, will include the period during which the person owned the depositary shares.
Amendment and Termination of the Deposit Agreement
      Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time by an agreement between us and the Depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. A deposit agreement may be terminated by either the Depositary or us only if:

•	all outstanding depositary shares relating to the deposit agreement have been redeemed; or

•	there has been a final distribution on the preferred stock of the relevant series in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of the related depositary receipts evidencing the depositary shares.
Charges of Depositary
      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the Depositary associated with the initial deposit and any redemption of the preferred stock. Holders of depositary shares will pay transfer and other taxes and governmental charges, and any other charges that are stated to be their responsibility in the deposit agreement.
Resignation and Removal of Depositary
      The Depositary may resign at any time by delivering notice to us. We also may remove the Depositary at any time. Resignations or removals will be effective when a successor Depositary is appointed, and when the successor accepts the appointment. The successor Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.
Miscellaneous
      The Depositary will forward to the holders of depositary shares all reports and communications that it receives from us, and that we are required to furnish to the holders of the preferred stock.
      Neither the Depositary nor us will be liable if the Depositary is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. Our obligations and that of the Depositary under the deposit agreement will be limited to performance in good faith of the duties described in the deposit agreement. Neither the Depositary nor us will be obligated to prosecute or defend any legal proceeding connected with any depositary shares or preferred stock unless satisfactory indemnity is furnished to the Depositary and us. The Depositary and us may rely on written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.
DESCRIPTION OF WARRANTS
      We may issue warrants for the purchase of common stock, preferred stock and debt securities. Warrants may be issued separately or together with common stock, preferred stock or debt securities, or any combination of those securities in the form of units as described by any prospectus supplement and may be attached to or separate from such common stock, preferred stock or debt securities. See “Description of Units.” If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the warrants’ expiration date. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, are or will be filed as exhibits to a document incorporated by reference in the registration statement of which this prospectus forms a part.
      This section describes the general terms and provisions of the warrants offered hereby. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate. The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.
General
      The applicable prospectus supplement will describe the terms of the warrants, including, in the case of warrants for the purchase of debt securities, the following where applicable:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each of these securities;

•	the date after which the warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of a warrant and the purchase price;

•	the dates on which the right to exercise the warrants begins and expires;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificate or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information with respect to any book-entry procedures;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of certain United Sates federal income tax considerations;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
      In the case of warrants for the purchase of common stock or preferred stock, the applicable prospectus supplement will describe the terms of such warrants, including the following where applicable:

•	the title of the warrants;

•	the offering price of the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that is purchasable upon exercise of the warrants;

•	the designation and terms of the securities with which the warrants are issued and the number of such warrants issued with each security;

•	the date after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock purchasable upon exercise of a warrant and the purchase price;

•	the dates on which the right to exercise the warrants begins and expires;

•	the minimum or maximum amount of the warrants which may be exercised at any one time;

•	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

•	a discussion of certain United Sates federal income tax considerations;

•	any antidilution provisions of the warrants;

•	any redemption or call provisions applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
      Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrant to purchase debt securities, holders of such warrants will not have any of the rights of holders of the debt securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture. Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of such warrants will not have any rights of holders of the preferred stock or common stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the preferred stock or common stock purchasable upon such exercise or to exercise any applicable right to vote.
Exercise of Warrants
      Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or shares of common stock or preferred stock, as the case may be, at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.
      Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the debt securities, preferred stock or common stock, as the case may be, purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.
Amendments and Supplements to Warrant Agreements
      We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

•	reduce the amount receivable upon exercise, cancellation or expiration;

•	shorten the period of time during which the warrants may be exercised;

•	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

•	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Common Stock Warrant Adjustments
      Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of common stock covered by, a common stock warrant are subject to adjustment in certain events, including:

•	the issuance of common stock as a dividend or distribution on the common stock;

•	subdivisions and combinations of the common stock;

•	the issuance to all holders of common stock of capital stock rights entitling them to subscribe for or purchase common stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

•	the distribution to all holders of common stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).
      We may, in lieu of making any adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant, make proper provision so that each holder of such common stock warrant who exercises such common stock warrant (or any portion thereof):

•	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise shares of common stock issued with capital stock rights; and

•	after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of common stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of common stock that such common stock warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such common stock warrant was exercised immediately prior to the record date for such distribution.
      Common stock owned by or held for our account or any of our majority owned subsidiaries shall not be deemed outstanding for the purpose of any adjustment.
      No adjustment in the exercise price of, and the number of shares of common stock covered by, a common stock warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of common stock covered by, a common stock warrant will not be adjusted for the issuance of common stock or any securities convertible into or exchangeable for common stock, or securities carrying the right to purchase any of the foregoing.
      In the case of a reclassification or change of the common stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of our common stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such common stock, the holders of the common stock warrants then outstanding will be entitled thereafter to convert such common stock warrants into the kind and amount of shares of stock and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such common stock warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
      We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified or varying number of shares of common stock, preferred stock or depositary shares at a future date. Alternatively, the stock purchase contracts may obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock or depositary shares. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are entered into or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-

dilution provisions to adjust the number of shares to be delivered pursuant to such stock purchase contract upon the occurrence of certain events.
      The stock purchase contracts may be entered into separately or as part of units (“stock purchase units”) consisting of a stock purchase contract and debt securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase, or to sell, as the case may be, common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.
DESCRIPTION OF UNITS
      We may issue units from time to time in such amounts and in as many distinct series as we wish. We may issue units comprised of two or more securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. In addition, we may “reopen” a previous issue of a series of units by issuing additional units of such series.
      The units of a series may be issued under a separate unit agreement to be entered into between us and one or more banks or trust companies, as unit agent, as set forth in the prospectus supplement or supplements. We may add, replace or terminate unit agents from time to time.
      Copies of the forms of any unit agreement, including a form of unit certificate representing each unit, reflecting the particular terms and provisions of a series of offered units will be filed with the SEC in connection with the offering and incorporated by reference in the registration statement of which this prospectus forms a part. Most of the financial and other specific terms of a particular series of units will be described in the prospectus supplement or supplements.
BOOK-ENTRY ISSUANCE
      The Depository Trust Company (referred to as DTC) will act as securities depositary for all of the securities, unless otherwise stated in the applicable prospectus supplement. We will issue the securities only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the securities representing in the aggregate, the total number of the securities.
      DTC is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Securities Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Others like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.
      Purchases of debt securities within the DTC system must be made by or through Direct Participants, who will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each debt security is in turn to be recorded on the Direct and Indirect Participants’ records. DTC will not send written confirmation to Beneficial Owners of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased debt securities. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, unless the book-entry system for the debt securities is discontinued.
      DTC has no knowledge of the actual Beneficial Owners of the debt securities. DTC’s records reflect only the identity of the Direct Participants to whose accounts the debt securities are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.
      We will send redemption notices to Cede & Co. as the registered holder of the debt securities. If less than all of the debt securities are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.
      Although voting on the debt securities is limited to the holders of record of the debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on debt securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to Direct Participants for whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
      The relevant trustee will make distribution payments on the debt securities to DTC. DTC’s practice is to credit Direct Participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to Beneficial Owners. Subject to any statutory or regulatory requirements, participants, and not DTC, the relevant trustee, trust or us, will be responsible for the payment. The relevant trustee is responsible for payment of distributions to DTC. Direct and Indirect Participants are responsible for the disbursement of the payments to the Beneficial Owners.
      DTC may discontinue providing its services as securities depositary on any of the debt securities at any time by giving reasonable notice to the relevant trustee and to us. If a successor securities depositary is not obtained, final debt securities certificates must be printed and delivered. We may, at our option, decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of an aggregate principal amount of debt securities may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the debt securities will be printed and delivered.
      We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, and we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.
PLAN OF DISTRIBUTION
      We may sell the securities:

•	through underwriters or dealers, whether individually or through a underwriting syndicate led by one or more managing underwriters;

•	directly to one or more purchasers; or

•	through agents.

      The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.
      The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation, and any securities exchanges on which the securities are listed.
      The underwriters will acquire the securities for their own account. They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
      Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities, so long as stabilizing bids do not exceed a specified maximum.
      The underwriters may create a short position in the securities of as much as 15-20% by selling more securities than are set forth on the cover page of the applicable prospectus supplement. A prospectus will be delivered to each purchaser of shares in these “short sales,” and we understand that each such purchaser will be entitled to the same remedies under the Securities Act as if the purchaser purchased shares in this offering in a transaction that is not a short sale. If a short position is created in connection with the offering, the representatives may engage in syndicate covering transactions by purchasing shares in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option.
      The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.
      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.
      We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transaction or that such transactions, once commenced, will not be discontinued without notice.
      Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.
      We may have agreements with the underwriters, dealers, and agents to indemnify them against some civil liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.
      Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

      We may authorize underwriters, dealers and agents to solicit offers by some specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions included in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these contracts.
      We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).
      Unless the applicable prospectus supplement states otherwise, all securities, except for common stock, will be new issues of securities with no established trading market. We may elect to list any series of debt securities or preferred stock, respectively, on an exchange, but we are not obligated to do so. Any underwriters who purchase securities from us for public offering and sale may make a market in those securities, but these underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that the liquidity of the trading market for any securities will be liquid.
VALIDITY OF SECURITIES
      Unless otherwise indicated in the applicable prospectus supplement, Elias, Matz, Tiernan & Herrick L.L.P., Washington, D.C., will act as our legal counsel and will pass upon the validity of any securities offered by this prospectus and any prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, Simpson Thacher & Bartlett LLP, New York, New York, will act as legal counsel for any underwriters.
EXPERTS
      The consolidated financial statements of Independence appearing in Independence’s Annual Report on Form 10-K for the year ended December 31, 2004 and Independence management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements and management’s assessment are, and audited financial statements and Independence management’s assessments of the effectiveness of internal control over financial reporting to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and management’s assessments (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.
GLOSSARY
      Below are abbreviated definitions of capitalized terms used in this prospectus and in the applicable prospectus supplement. The applicable prospectus supplement may contain a more complete definition of some of the terms defined here and reference should be made to the applicable prospectus supplement for a more complete definition of these terms.
      “Beneficial Owner” refers to the ownership interest of each actual purchaser of each debt security.
      “Company” refers to Independence Community Bank Corp. and its subsidiaries, unless otherwise stated.
      “Depositary” refers to a bank or trust company selected by us, having its principal office in the United States, and having a combined capital and surplus of at least $50 million, and where we will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and that bank or trust company.
      “Direct Participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc., the American Stock Exchange Inc., and the National Association of Securities Dealers, Inc., own DTC. Purchases of debt securities within the DTC system must be made by or through Direct Participants who will receive a credit for the debt securities on DTC’s records.
      “Indirect Participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, and who also have access to the DTC system.
      “Omnibus Proxy” refers to the omnibus proxy that DTC would mail under its usual procedures to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to Direct Participants for whose accounts the debt securities are credited on the record date.

$750,000,000
INDEPENDENCE COMMUNITY
BANK CORP.
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Stock Purchase Contracts
Stock Purchase Units
Units

PROSPECTUS

PART II.
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

SEC registration fee	$88,275
Listing fees	100,000	*
Accountant’s fee and expenses	100,000	*
Attorneys’ fees and expenses	200,000	*
Trustees’ and Depositary fees and expenses	50,000	*
Printing and engraving expenses	75,000	*
Transfer agent fees	25,000	*
State qualification fees and expenses	15,000	*
Rating agencies’ fees	400,000	*
Miscellaneous	50,725	*

Total	$1,104,000	*

*	All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by Independence.

Item 15.	Indemnification of Directors and Officers.
      In accordance with the General Corporation law of the State of Delaware, Articles 9 and 10 of Independence’s Certification of Incorporation and Article VI of the Registrant’s Bylaws provide as follows:
Article 9 of Certification of Incorporation
      Liability of Directors and Officers. The personal liability of the directors and officers of the Corporation for monetary damages shall be eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware as it exists on the effective date of this Certificate of Incorporation or as such law may be thereafter in effect. No amendment, modification or repeal of this Article 9 shall adversely affect the rights provided hereby with respect to any claim, issue or matter in any proceeding that is based in any respect on any alleged action or failure to act prior to such amendment, modification or repeal.
Article 10 of Certificate of Incorporation
      Indemnification. The Corporation shall indemnify its directors, officers, employees, agents and former directors, officers, employees and agents, and any other persons serving at the request of the Corporation as a director, officer, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees, judgments, fines and amounts paid in settlement) incurred in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, with respect to which such director, officer, employee, agent or other person is a party, or is threatened to be made a party, to the full extent permitted by the General Corporation Law of the State of Delaware, provided, however, that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The indemnification provided herein (i) shall not be deemed exclusive of any other right to which any person seeking indemnification may be entitled under any bylaw, agreement or vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in any other capacity, and (ii) shall inure to the benefit of the heirs, executors and administrators of any such person. The Corporation shall have the power, but shall not be obligated, to purchase and maintain insurance on behalf of any person or persons enumerated above against any liability asserted against or incurred by them or any of them arising out of their status as corporate directors, officers, employees, or agents whether or not the Corporation would have the power to indemnify them against such liability under the provisions of this Article 10.

Article VI of Bylaws — Indemnification, etc. of Directors, Officers and Employees
      6.1     Indemnification. The Corporation shall provide indemnification to its directors, officers, employees, agents and former directors, officers, employees and agents and to others in accordance with the Corporation’s Certificate of Incorporation.
      6.2     Advancement of Expenses. Reasonable expenses (including attorneys’ fees) incurred by a director, officer or employee of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding described in Section 6.1 may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors only upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the Corporation.
      6.3     Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Corporation’s Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors and administrators of such person.
      6.4     Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer of employee of the Corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of its Certificate of Incorporation or this Article VI.
      6.5     Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer or employee provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

Item 16.	List of Exhibits.

Exhibit
Number		Description

1.1		Form of Underwriting Agreement with respect to the Debt Securities (to be filed subsequently by Form 8-K).
1.2		Form of Underwriting Agreement with respect to the Common Stock (to be filed subsequently by Form 8-K).
1.3		Form of Underwriting Agreement with respect to the Preferred Stock (to be filed subsequently by Form 8-K).
1.4		Form of Distribution Agreement with respect to the Debt Securities (to be filed subsequently by Form 8-K).
3.1		Certificate of Incorporation of Independence (incorporated by reference from the Form S-1 Registration Statement (No. 333-30757) filed by Independence with the SEC on July 3, 1997).
3.2		Bylaws of Independence (incorporated by reference to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed by Independence on November 14, 2002).
3	.3(ii)	Amendment to Certificate of Incorporation of Independence (incorporated by reference to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed by Independence with the SEC on November 8, 2004).
*4	.3	Form of Indenture for Senior Debt.
*4	.4	Form of Indenture for Subordinated Debt.
*4	.5	Form of Senior Debt Security (included as part of Exhibit 4.3).
*4	.6	Form of Subordinated Debt Security (included as part of Exhibit 4.4).

Exhibit
Number		Description

4.7		Form of Warrant Agreement (to be filed subsequently by Form 8-K).
4.8		Form of Warrant Certificate (to be filed subsequently by Form 8-K).
4.9		Form of Certificate of Designation (to be filed subsequently by Form 8-K).
4.10		Form of Deposit Agreement (to be filed subsequently by Form 8-K).
4.11		Form of Depositary Receipt (to be filed subsequently by Form 8-K).
*5	.1	Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P. to the legality of the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units to be issued by Independence.
8.1		Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P. as to the federal income tax consequences of the Securities (to be filed subsequently by Form 8-K).
*12	.1	Computation of ratios of earnings to fixed charges.
*23	.1	Consent of Ernst & Young LLP
*23	.2	Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included as part of Exhibits 5.1 and 8.1).
*24	.1	Power of attorney for directors and officers of Independence (included in the signature page to this registration statement).
25.1		Form T-1 statement of Eligibility of the Trustee to act as Senior Trustee and Subordinated Trustee under the Senior Indenture and the Subordinated Indenture, respectively (to be filed subsequently by Form 8-K).

*	Filed herewith.

Item 17.	Undertakings.
      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Independence pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each the post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Independence’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

(5) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brooklyn, State of New York, on this 16th day of June 2005.

INDEPENDENCE COMMUNITY BANK CORP.

By:	/s/ Alan H. Fishman

Alan H. Fishman, President
and Chief Executive Officer
      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Alan H. Fishman, Frank W. Baier and John K. Schnock his or her true and lawful attorney, with full power to sign for such person and in such person’s name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorney to any and all amendments.

/s/ Charles J. Hamm Charles J. Hamm Chairman of the Board	June 16, 2005

/s/ Harry P. Doherty Harry P. Doherty Vice Chairman of the Board	June 16, 2005

/s/ Donald M. Karp Donald M. Karp Vice Chairman of the Board	June 16, 2005

/s/ Victor M. Richel Victor M. Richel Vice Chairman of the Board	June 16, 2005

/s/ Alan H. Fishman Alan H. Fishman President and Chief Executive Officer (principal executive officer)	June 16, 2005

/s/ Frank W. Baier Frank W. Baier Executive Vice President, Chief Financial Officer and Treasurer (principal accounting officer)	June 16, 2005

/s/ Willard N. Archie Willard N. Archie Director	June 16, 2005

/s/ Robert B. Catell Robert B. Catell Director	June 16, 2005

/s/ Rohit M. Desai Rohit M. Desai Director	June 16, 2005

/s/ Chaim Y. Edelstein Chaim Y. Edelstein Director	June 16, 2005

/s/ Scott M. Hand Scott M. Hand Director	June 16, 2005

David L. Hinds Director	June 16, 2005

/s/ Dennis P. Kelleher Dennis P. Kelleher Director	June 16, 2005

/s/ John R. Morris John R. Morris Director	June 16, 2005

/s/ Maria Fiorini Ramirez Maria Fiorini Ramirez Director	June 16, 2005

/s/ Allan Weissglass Allan Weissglass Director	June 16, 2005

Exhibit
Number		Description

1.1		Form of Underwriting Agreement with respect to the Debt Securities (to be filed subsequently by Form 8-K).
1.2		Form of Underwriting Agreement with respect to the Common Stock (to be filed subsequently by Form 8-K).
1.3		Form of Underwriting Agreement with respect to the Preferred Stock (to be filed subsequently by Form 8-K).
1.4		Form of Distribution Agreement with respect to the Debt Securities (to be filed subsequently by Form 8-K).
3.1		Certificate of Incorporation of Independence (incorporated by reference from the Form S-1 Registration Statement (No. 333-30757) filed by Independence with the SEC on July 3, 1997).
3.2		Bylaws of Independence (incorporated by reference to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2002 filed by Independence on November 14, 2002).
3	.3(ii)	Amendment to Certificate of Incorporation of Independence (incorporated by reference to the Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed by Independence with the SEC on November 8, 2004).
*4	.3	Form of Indenture for Senior Debt.
*4	.4	Form of Indenture for Subordinated Debt.
*4	.5	Form of Senior Debt Security (included as part of Exhibit 4.3).
*4	.6	Form of Subordinated Debt Security (included as part of Exhibit 4.4).
4.7		Form of Warrant Agreement (to be filed subsequently by Form 8-K).
4.8		Form of Warrant Certificate (to be filed subsequently by Form 8-K).
4.9		Form of Certificate of Designation (to be filed subsequently by Form 8-K).
4.10		Form of Deposit Agreement (to be filed subsequently by Form 8-K).
4.11		Form of Depositary Receipt (to be filed subsequently by Form 8-K).
*5	.1	Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P. to the legality of the Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units to be issued by Independence.
8.1		Opinion and consent of Elias, Matz, Tiernan & Herrick L.L.P. as to the federal income tax consequences of the Securities (to be filed subsequently by Form 8-K).
*12	.1	Computation of ratios of earnings to fixed charges.
*23	.1	Consent of Ernst & Young LLP
*23	.2	Consent of Elias, Matz, Tiernan & Herrick L.L.P. (included as part of Exhibits 5.1 and 8.1).
*24	.1	Power of attorney for directors and officers of Independence (included in the signature page to this registration statement).
25.1		Form T-1 statement of Eligibility of the Trustee to act as Senior Trustee and Subordinated Trustee under the Senior Indenture and the Subordinated Indenture, respectively (to be filed subsequently by Form 8-K).

*	Filed herewith.